As filed with the Securities and Exchange Commission on January 4, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIGHTBRIDGE CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	91-1975651
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

11710 Plaza America Drive, Suite 2000

Reston, VA 20190

(Address, including zip code, of principal executive offices)

 Lightbridge Corporation 2015 Equity Incentive Plan, as amended

(Full title of the plan)

Seth Grae

President and CEO

Lightbridge Corporation

11710 Plaza America Drive, Suite 2000

Reston, VA 20190

(571) 730-1200

(Name, address and telephone number, including area code, of agent for service)

Copy to:

David R. Crandall

Hogan Lovells US LLP

1601 Wewatta St, Suite 900

Denver, CO 80202

(303) 899-7300

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Common Stock, par value $0.001 per share (“Common Stock”)	3,400,000	$0.555	$1,887,000	$229

__________

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Common Stock issuable under the Lightbridge Corporation 2015 Equity Incentive Plan, as amended (the “2015 Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Represents an increase to the number of shares of Common Stock reserved for issuance under the 2015 Plan, which increase was approved by the Registrant’s stockholders on May 4, 2018.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to 457(c) and 457(h) of the Securities Act, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on December 28, 2018.

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EXPLANATORY NOTE

On May 4, 2018, the stockholders of Lightbridge Corporation (the “Company”) approved an amendment to the Lightbridge Corporation 2015 Equity Incentive Plan, as amended (the “2015 Plan”), to increase the number of shares that may be issued thereunder by 3,400,000 shares, among other changes. The shares of common stock being registered pursuant to this registration statement on Form S-8 are additional securities of the same class as the securities for which a registration statement on Form S-8 (File No. 333-218796) was filed with the Securities and Exchange Commission (the “Commission”) on June 16, 2017. Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statement are incorporated by reference into this registration statement, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are hereby incorporated by reference in this registration statement:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on March 14, 2018 and as amended on March 30, 2018;

(b)	The Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2018, filed with the Commission on May 9, 2018, for the quarter ended June 30, 2018, filed with the Commission on August 9, 2018, and for the quarter ended September 30, 2018, filed with the Commission on November 9, 2018;

(c)	The Company’s Current Reports on Form 8-K and Form 8-K/A filed with the Commission on January 18, 2018, January 24, 2018, January 25, 2018, January 26, 2018, January 30, 2018, February 7, 2018, March 2, 2018, March 5, 2018 (both Form 8-K/As filed on this date), March 30, 2018 and May 9, 2018 (except that any portions thereof which are furnished and not filed shall not be deemed incorporated); and

(d)	The description of the Company’s common stock contained in its Registration Statement on Form 8-A filed on July 18, 2006, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof (excluding any documents or portions of such documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and any exhibits included with such Items), and prior to the filing of a post-effective amendment that indicates that all the securities offered hereby have been sold or that deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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Item 8. Exhibits

Exhibit Number	Description
4.1	Articles of Incorporation of Lightbridge Corporation, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on March 15, 2016).
4.2	Certificate of Change filed with the Nevada Secretary of State on July 14, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 20, 2016)
4.3	Amended and Restated Bylaws of Lightbridge Corporation (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the Company on August 29, 2016).
5.1	Opinion of Gary R. Henrie, Esq.
23.1	Consent of BDO USA, LLP.
23.2	Consent of Gary R. Henrie, Esq. (included in Exhibit 5.1).
24	Power of Attorney (included on signature page).
99.1	Lightbridge Corporation 2015 Equity Incentive Plan, as amended (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement filed on March 29, 2018, File No. 001-34487).
99.2	Form of Incentive Stock Option Agreement for Employees (incorporated by reference to Exhibit 99.2 to the Company’s Registration Statement on Form S-8, File No. 333-218796, filed on June 16, 2017).
99.3	Form of Non-qualified Stock Option Agreement for Employees (incorporated by reference to Exhibit 99.3 to the Company’s Registration Statement on Form S-8, File No. 333-218796, filed on June 16, 2017).
99.4

Form of Non-qualified Stock Option Agreement for Non-Employee Directors (incorporated by reference to Exhibit 99.4 to the Company’s Registration Statement on Form S-8, File No. 333-218796, filed on June 16, 2017).

99.5	Form of Performance Share Unit Agreement (incorporated by reference to Exhibit 99.5 to the Company’s Registration Statement on Form S-8, File No. 333-218796, filed on June 16, 2017).
99.6	Form of Restricted Stock Award Agreement for Employees (incorporated by reference to Exhibit 99.6 to the Company’s Registration Statement on Form S-8, File No. 333-218796, filed on June 16, 2017).
99.7

Form of Restricted Stock Award Agreement for Non-Employee Directors (incorporated by reference to Exhibit 99.7 to the Company’s Registration Statement on Form S-8, File No. 333-218796, filed on June 16, 2017).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reston, Commonwealth of Virginia, on the 4th day of January, 2019.

LIGHTBRIDGE CORPORATION

By:	/s/ Seth Grae
Name:	Seth Grae
Title:	Chief Executive Officer, President and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Seth Grae and Larry Goldman, and each of them severally, his or her true and lawful attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Seth Grae	Chief Executive Officer, President and Director (Principal Executive Officer)	January 4, 2019
Seth Grae

/s/ Larry Goldman	Chief Financial Officer (Principal Financial and Accounting Officer)	January 4, 2019
Larry Goldman

/s/ Thomas Graham, Jr.	Director	January 4, 2019
Thomas Graham, Jr.

/s/ Victor Alessi	Director	January 4, 2019
Victor Alessi

/s/ Kathleen Kennedy Townsend	Director	January 4, 2019
Kathleen Kennedy Townsend

/s/ Daniel B. Magraw	Director	January 4, 2019
Daniel B. Magraw

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